UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

Chord Energy Corporation

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Chord Team,

We are excited to announce that Chord has signed an agreement to combine with Enerplus. This transaction further strengthens our Williston Basin position and creates a combined company with approximately 1.3 million net acres, fourth quarter 2023 production of 287 MBoepd, and an expected market valuation of approximately $11 billion. By bringing Enerplus together with Chord, we expect to benefit from improving returns, capital efficiency, low-cost inventory, and a peer-leading balance sheet, all of which support sustainable free cash flow generation and meaningful shareholder returns. The press release detailing our announcement is attached / can be found here link.

Two years ago, we formed Chord and created a company with a leading Williston Basin position. The step we are taking today allows us to build on that foundation, continue to expand our asset base and drive further success. It is thanks to your hard work and dedication that we have this opportunity to join Enerplus’ operations with ours to create an even stronger, more efficient entity.

We have known Enerplus for many years and have great respect for their team. Like us, Enerplus is committed to operational excellence, and they have a culture of accountability that aligns with our focus on putting the safety and well-being of people and the environment first. We both understand that our great people are the key to unlocking the value in our complementary assets. We look forward to joining Enerplus’ team with ours and continuing to foster an environment that incorporates collaboration, innovation and continuous improvement.

We also expect the combination of Chord and Enerplus will continue to benefit the communities in which we operate in North Dakota and Montana, including the Fort Berthold Reservation. As we join Enerplus’ operations with ours, we will maintain and build upon our shared dedication to ESG and sustainability excellence. We are excited about the compelling advantages for both companies’ shareholders, employees and other stakeholders as we take this next step into the future.

Once the transaction closes, which we expect to occur by mid-year 2024, I will serve as President and Chief Executive Officer of the combined company alongside the rest of the Chord executive management team, who will serve in their respective roles at the combined company. Following the close of the transaction, I will serve on the combined company’s Board of Directors as will Enerplus’ President & CEO Ian Dundas, and six independent board members from Chord and three independent board members from Enerplus. I’m also pleased that Ian will serve as an advisor to me going forward. At the time of closing, the combined company will operate under the Chord name and trade under the existing ticker symbol, CHRD.

We are establishing a team to develop a thoughtful integration plan. From a field perspective, there is limited overlap between our existing assets and offices, and we anticipate we will need the substantial majority of Enerplus field staff to join our team. The optimism surrounding this transaction is the result of both teams’ talent and hard work, and we intend to incorporate the best practices of both companies going forward.

Please keep in mind that there are still many decisions to be made given today is just day one. Until this transaction closes, we will continue to operate as separate, independent companies and employees should not expect change in their day-to-day responsibilities. We ask that you continue to focus on executing safely and in an environmentally friendly manner.

While this is certainly an exciting announcement, we know that you likely have questions. We will hold a Town Hall tomorrow to discuss the transaction in more detail. Please keep an eye out for a calendar invite with the details. In the meantime, we ask that you review the attached FAQ to assist with answering any immediate questions you may have.

As always, thank you for the contributions you make every day to our business. I am incredibly proud of what this team has achieved and look forward to a bright future ahead.

Sincerely

Danny Brown

Chord President & Chief Executive Officer

Forward-Looking Statements

Certain statements in this document concerning the transaction, including any statements regarding the expected timetable for completing the transaction, the results, effects, benefits and synergies of the transaction, future opportunities for the combined company, future financial performance and condition, guidance and any other statements regarding Chord’s or Enerplus’ future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely” “plan,” “positioned,” “strategy,” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. Specific forward-looking statements include statements regarding Chord’s or Enerplus’ plans and expectations with respect to the transaction and the anticipated impact of the transaction on the combined company’s results of operations, financial position, growth opportunities and competitive position. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995.

These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, the possibility that shareholders of Chord may not approve the issuance of new shares of Chord common stock in the transaction or that shareholders of Enerplus may not approve the transaction; the risk that a condition to closing of the transaction may not be satisfied; that either party may terminate the arrangement agreement or that the closing of the transaction might be delayed or not occur at all; potential adverse reactions or changes to business or employee relationships of Chord or Enerplus, including those resulting from the announcement or completion of the transaction; the diversion of management time on transaction-related issues; the ultimate timing, outcome and results of integrating the operations of Chord and Enerplus; the effects of the business combination of Chord and Enerplus, including the combined company’s future financial condition, results of operations, strategy and plans; the ability of the combined company to realize anticipated synergies in the timeframe expected or at all; changes in capital markets and the ability of the combined company to finance operations in the manner expected; regulatory approval of the transaction; the effects of commodity prices; the risks of oil and gas activities; and the fact that operating costs and business disruption may be greater than expected following the public announcement or consummation of the transaction. Expectations regarding business outlook, including changes in revenue, pricing, capital expenditures, cash flow generation, strategies for the combined company’s operations, oil and natural gas market conditions, legal, economic and regulatory conditions, and environmental matters are only forecasts regarding these matters.

Additional factors that could cause results to differ materially from those described above can be found in Chord’s Annual Report on Form 10-K for the year ended December 31, 2022, and subsequent Quarterly Reports on Form 10-Q, which are on file with the Securities and Exchange Commission (the “SEC”) and available from Chord’s website at www.chordenergy.com under the “Investors” tab, and in other documents Chord files with the SEC; and in Enerplus’ annual information form for the year ended December 31, 2022, which is on file with the SEC and on SEDAR+ and available from Enerplus’ website at www.enerplus.com under the “Investors” tab, and in other documents Enerplus files with the SEC or on SEDAR+.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither Chord nor Enerplus assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by applicable securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

No Offer or Solicitation

Communications in this communication do not constitute an offer to sell or the solicitation of an offer to subscribe for or buy any securities or a solicitation of any vote or approval with respect to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Additional Information and Where You Can Find It

In connection with the proposed transaction, Chord and Enerplus intend to file materials with the SEC and on SEDAR+, as applicable. Chord intends to file a preliminary Proxy Statement on Schedule 14A (the “Proxy Statement”) with the SEC in connection with the solicitation of proxies to obtain Chord stockholder approval of the proposed transaction, and Enerplus intends to file an information circular and proxy statement (the “Circular”) with the SEC and on SEDAR+ in connection with the solicitation of proxies to obtain Enerplus shareholder approval of the proposed transaction. After the Proxy Statement is cleared by the SEC, Chord intends to mail a definitive Proxy Statement to the shareholders of Chord. This communication is not a substitute for the Proxy Statement, the Circular or for any other document that Chord or Enerplus may file with the SEC or on SEDAR+ and/or send to ’Chord’s shareholders and/or Enerplus’ shareholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF CHORD AND ENERPLUS ARE URGED TO CAREFULLY AND THOROUGHLY READ THE PROXY STATEMENT AND THE CIRCULAR, RESPECTIVELY, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY CHORD AND/OR ENERPLUS WITH THE SEC OR ON SEDAR+, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CHORD, ENERPLUS, THE PROPOSED TRANSACTION, THE RISKS RELATED THERETO AND RELATED MATTERS.

Shareholders of Chord and Enerplus will be able to obtain free copies of the Proxy Statement and the Circular, as each may be amended from time to time, and other relevant documents filed by Chord and/or Enerplus with the SEC or on SEDAR+ (when they become available) through the website maintained by the SEC at www.sec.gov or at www.sedarplus.ca, as applicable. Copies of documents filed with the SEC by Chord will be available free of charge from Chord’s website at www.chordenergy.com under the “Investors” tab or by contacting Chord’s Investor Relations Department at (281) 404-9600 or ir@chordenergy.com. Copies of documents filed with the SEC or on SEDAR+ by Enerplus will be available free of charge from Enerplus’ website at www.enerplus.com under the “Investors” tab or by contacting Enerplus’ Investor Relations Department at (403) 298-1707.

Participants in the Solicitation

Chord, Enerplus and their respective directors and certain of their executive officers and other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Chord’s shareholders and Enerplus’ shareholders in connection with the transaction. Information regarding the executive officers and directors of Chord is included in its definitive proxy statement for its 2023 annual meeting under the headings “Item 1 – Election of Directors”, “Our Executive Officers”, “Compensation Discussion and Analysis”, “Executive Compensation” and “Security Ownership of Certain Beneficial Owners and Management”, which was filed with the SEC on March  16, 2023 and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1486159/000148615923000007/chrd-20230316.htm . Information regarding the executive officers and directors of Enerplus is included in its information circular and proxy statement for its 2023 annual meeting under the headings “Director Compensation” and “Executive Compensation”, which was filed on SEDAR+ on April  4, 2023 and is available at https://www.sec.gov/Archives/edgar/data/1126874/000110465923041270/tm235372d3_ex99-2.htm . Additional information regarding the persons who may be deemed participants and their direct and indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement, the Circular and other materials when they are filed with the SEC or on SEDAR+ in connection with the transaction. Free copies of these documents may be obtained as described in the paragraphs above.

1. Why Enerplus? What are the benefits of the combination?

•

This transaction further strengthens our Williston Basin position and creates a combined company with approximately 1.3 million net acres and fourth quarter 2023 production of 287 MBoepd, and an expected market valuation of approximately $11 billion.

•

The combined company is expected to benefit from an enhanced inventory position with pro forma inventory supported by approximately 10 years of development at the current pace and expanded opportunities for three-mile lateral development.

•

By bringing Enerplus together with Chord, we expect to benefit from improving returns, capital efficiency, low-cost inventory and a peer-leading balance sheet, all of which support sustainable free cash flow generation and meaningful shareholder returns.

•	The step we are taking today allows us to continue to expand our asset base and drive further success as we maintain a relatively unlevered balance sheet.

2. What is a ‘definitive arrangement agreement’?

•	This agreement facilitates Chord’s combination with Enerplus.

•

Under the terms of the transaction, each common share of Enerplus will be exchanged for 0.10125 shares of CHRD common stock and receive $1.84 per share in cash, representing 90% stock and 10% cash consideration. Upon completion of the transaction, Chord shareholders will own approximately 67% of the combined company and Enerplus shareholders will own approximately 33% on a fully diluted basis. The combined company’s enterprise value is estimated to be $11 billion.

3. Does Enerplus have assets beyond Williston basin?

•	Enerplus is an independent North American exploration and production company with corporate offices in Calgary and Denver.

•	Their primary asset is in the Williston Basin of North Dakota and stretches across the Fort Berthold Indian Reservation as well as in Williams and Dunn counties.

•	Enerplus also holds a non-op position in the dry-gas window of Northeast Pennsylvania in the Marcellus Shale.

•	Like us, Enerplus is committed to operational excellence, and they have a culture of accountability that aligns with our focus on putting the safety and well-being of people and the environment first.

4. Who will lead the combined company?

•

Danny Brown will serve as President and Chief Executive Officer of the combined company. The remainder of the company’s leadership team will include Michael Lou, Chord’s Chief Financial Officer, Darrin Henke, Chord’s Chief Operating Officer and Shannon Kinney, Chord’s General Counsel, who will continue to serve in their respective capacities in the combined company.

•

Following the close of the transaction, the board of directors of the combined company will increase to eleven members. Members will include six independent representatives from Chord, three independent representatives from Enerplus, Enerplus’ current President & CEO Ian Dundas, and Danny Brown.

•	Ian Dundas will also serve as an Advisor to the CEO.

5. When will the transaction be completed? What is required to close the transaction?

•

The transaction, which is subject to customary closing conditions in the United States and Canada, including approvals by Chord’s and Enerplus’ shareholders, the approval of the Court of King’s Bench of Alberta, the listing of shares issued in the transaction on NASDAQ and required regulatory clearances, is expected to close by mid-year 2024.

•	Until the transaction closes, Chord and Enerplus will continue to operate as separate, independent companies.

6. What does this mean for employees?

•

Until the transaction closes, we are operating as separate, independent companies, and it is business as usual. That means our employees’ responsibilities, compensation packages and benefits remain the same.

•	We are establishing a team to develop a detailed and thoughtful integration plan.

•

From a field perspective there is limited overlap between our existing assets and offices. We anticipate the combined company will need the substantial majority of Enerplus field staff to join our team.

•	The optimism surrounding this transaction is the result of both teams’ talent and hard work, and we intend to incorporate the best practices of both companies going forward.

•	We will strive to be transparent and communicate often as we work towards close and through the integration process.

•

Both companies understand that great people are the key to unlocking the value in our complementary assets. We look forward to joining Enerplus’ team with ours and prioritizing collaboration, innovation and continuous improvement.

7. Will there be any changes to our employee development programs?

•	Until the transaction closes, we are operating as separate, independent companies, and it is business as usual.

•	Going forward, we both understand the importance of and will prioritize collaboration, innovation and continuous improvement.

8. Will there be any changes to employee compensation or benefits plans?

•	There are no anticipated changes to your compensation and benefits between now and closing.

•	We will continue to value employees highly and treat them well.

9. Will there be any changes to our remote work policy?

•	No.

10. Can I buy and sell stock between now and close?

•	Our stock continues to trade on the public market, and you can continue to make investment and trading decisions within our existing policies and regulations, including our insider trading policy.

11. What will happen to my stock ownership at close?

•	Nothing, Chord stock will continue to be listed on NASDAQ and trade under the existing ticker symbol, CHRD.

12. What are the integration plans? Who will lead the integration effort?

•	We are establishing a team to develop a thoughtful integration plan.

•	From a field perspective there is limited overlap between our existing assets and offices.

•	We anticipate the combined company will need the substantial majority of Enerplus field staff to join our team.

•	The optimism surrounding this transaction is the result of both teams’ talent and hard work, and we intend to incorporate the best practices of both companies going forward.

•	We will strive to be transparent and communicate often as we work towards close and through the integration process.

13. Can I reach out to Enerplus employees to discuss the combination?

•	As we remain two separate entities until the transaction closes, you should not engage with Enerplus employees unless you are directed to do so by Enerplus leadership.

14. What should I tell external stakeholders that ask me about the transaction?

•	Conversations with our external stakeholders will be led by relationship owners.

•	Until the closing of the transaction, which we expect by mid-year 2024, Chord and Enerplus are operating as separate companies and it remains business as usual.

•	As a stronger, more resilient company, we expect to be an even better partner to our customers, vendors, royalty owners and working interest partners.

•	If you receive a question from an external stakeholder and don’t know the answer, please do not speculate and instead send them to TransactionQuestions@chordenergy.com

15. How should I respond to inquiries from the media, investors or other outside parties?

•	If you receive any inquiries from investors, analysts or media, please do NOT comment and immediately forward them to Bob.Bakanauskas@chordenergy.com.

•	Please do not discuss the transaction on social media.

•	It is important for Chord to speak with one voice on this matter.

•	Except for certain Chord executives, no one is authorized to speak publicly about the transaction externally.

16. How can I get more information?

•	We will keep you informed as we move through this process. If you have any questions, please reach out to your manager.

Forward-Looking Statements

Certain statements in this document concerning the transaction, including any statements regarding the expected timetable for completing the transaction, the results, effects, benefits and synergies of the transaction, future opportunities for the combined company, future financial performance and condition, guidance and any other statements regarding Chord’s or Enerplus’ future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are “forward-looking” statements based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely” “plan,” “positioned,” “strategy,” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. Specific forward-looking statements include statements regarding Chord’s or Enerplus’ plans and expectations with respect to the transaction and the anticipated impact of the transaction on the combined company’s results of operations, financial position, growth opportunities and competitive position. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995.

These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, the possibility that shareholders of Chord may not approve the issuance of new shares of Chord common stock in the transaction or that shareholders of Enerplus may not approve the transaction; the risk that a condition to closing of the transaction may not be satisfied; that either party may terminate the arrangement agreement or that the closing of the transaction might be delayed or not occur at all; potential adverse reactions or changes to business or employee relationships of Chord or Enerplus, including those resulting from the announcement or completion of the transaction; the diversion of management time on transaction-related issues; the ultimate timing, outcome and results of integrating the operations of Chord and Enerplus; the effects of the business combination of Chord and Enerplus, including the combined company’s future financial condition, results of operations, strategy and plans; the ability of the combined company to realize anticipated synergies in the timeframe expected or at all; changes in capital markets and the ability of the combined company to finance operations in the manner expected; regulatory approval of the transaction; the effects of commodity prices; the risks of oil and gas activities; and the fact that operating costs and business disruption may be greater than expected following the public announcement or consummation of the transaction. Expectations regarding business outlook, including changes in revenue, pricing, capital expenditures, cash flow generation, strategies for the combined company’s operations, oil and natural gas market conditions, legal, economic and regulatory conditions, and environmental matters are only forecasts regarding these matters.

Additional factors that could cause results to differ materially from those described above can be found in Chord’s Annual Report on Form 10-K for the year ended December 31, 2022, and subsequent Quarterly Reports on Form 10-Q, which are on file with the Securities and Exchange Commission (the “SEC”) and available from Chord’s website at www.chordenergy.com under the “Investors” tab, and in other documents Chord files with the SEC; and in Enerplus’ annual information form for the year ended December 31, 2022, which is on file with the SEC and on SEDAR+ and available from Enerplus’ website at www.enerplus.com under the “Investors” tab, and in other documents Enerplus files with the SEC or on SEDAR+.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither Chord nor Enerplus assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by applicable securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

No Offer or Solicitation

Communications in this communication do not constitute an offer to sell or the solicitation of an offer to subscribe for or buy any securities or a solicitation of any vote or approval with respect to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Additional Information and Where You Can Find It

In connection with the proposed transaction, Chord and Enerplus intend to file materials with the SEC and on SEDAR+, as applicable. Chord intends to file a preliminary Proxy Statement on Schedule 14A (the “Proxy Statement”) with the SEC in connection with the solicitation of proxies to obtain Chord stockholder approval of the proposed transaction, and Enerplus intends to file an information circular and proxy statement (the “Circular”) with the SEC and on SEDAR+ in connection with the solicitation of proxies to obtain Enerplus shareholder approval of the proposed transaction. After the Proxy Statement is cleared by the SEC, Chord intends to mail a definitive Proxy Statement to the shareholders of Chord. This communication is not a substitute for the Proxy Statement, the Circular or for any other document that Chord or Enerplus may file with the SEC or on SEDAR+ and/or send to ’Chord’s shareholders and/or Enerplus’ shareholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF CHORD AND ENERPLUS ARE URGED TO CAREFULLY AND THOROUGHLY READ THE PROXY STATEMENT AND THE CIRCULAR, RESPECTIVELY, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY CHORD AND/OR ENERPLUS WITH THE SEC OR ON SEDAR+, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CHORD, ENERPLUS, THE PROPOSED TRANSACTION, THE RISKS RELATED THERETO AND RELATED MATTERS.

Shareholders of Chord and Enerplus will be able to obtain free copies of the Proxy Statement and the Circular, as each may be amended from time to time, and other relevant documents filed by Chord and/or Enerplus with the SEC or on SEDAR+ (when they become available) through the website maintained by the SEC at www.sec.gov or at www.sedarplus.ca, as applicable. Copies of documents filed with the SEC by Chord will be available free of charge from Chord’s website at www.chordenergy.com under the “Investors” tab or by contacting Chord’s Investor Relations Department at (281) 404-9600 or ir@chordenergy.com. Copies of documents filed with the SEC or on SEDAR+ by Enerplus will be available free of charge from Enerplus’ website at www.enerplus.com under the “Investors” tab or by contacting Enerplus’ Investor Relations Department at (403) 298-1707.

Participants in the Solicitation

Chord, Enerplus and their respective directors and certain of their executive officers and other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Chord’s shareholders and Enerplus’ shareholders in connection with the transaction. Information regarding the executive officers and directors of Chord is included in its definitive proxy statement for its 2023 annual meeting under the headings “Item 1 – Election of Directors”, “Our Executive Officers”, “Compensation Discussion and Analysis”, “Executive Compensation” and “Security Ownership of Certain Beneficial Owners and Management”, which was filed with the SEC on March  16, 2023 and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/1486159/000148615923000007/chrd -20230316.htm . Information regarding the executive officers and directors of Enerplus is included in its information circular and proxy statement for its 2023 annual meeting under the headings “Director Compensation” and “Executive Compensation”, which was filed on SEDAR+ on April  4, 2023 and is available at https://www.sec.gov/Archives/edgar/data/1126874/000110465923041270/tm235372d3_ex99-2.htm. Additional information regarding the persons who may be deemed participants and their direct and indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement, the Circular and other materials when they are filed with the SEC or on SEDAR+ in connection with the transaction. Free copies of these documents may be obtained as described in the paragraphs above.